Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Zumiez Inc., a Washington corporation (the “Company”), on Form 10-Q for the three months ended August 1, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Richard M. Brooks, Principal Executive Officer of the Company and Christopher C. Work, Principal Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard M. Brooks	/s/ Christopher C. Work
Richard M. Brooks	Christopher C. Work
Chief Executive Officer and Director (Principal Executive Officer) September 10, 2020	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
September 10, 2020